Exhibit 10.1

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of October 17, 2011, by and between STORE CAPITAL ACQUISITIONS, LLC, a Delaware limited liability company (“Purchaser”), as purchaser, and O’CHARLEY’S INC., a Tennessee corporation (“Lessee”), O’CHARLEY’S FINANCE COMPANY INC., a Tennessee corporation (“OFC”), and O’CHARLEY’S RESTAURANT PROPERTIES, LLC (“ORP”), a Delaware limited liability company (Lessee, OFC and ORP are collectively referred to herein as the “Seller”), as seller. For and in consideration of the mutual covenants and promises hereinafter set forth, the parties hereby mutually covenant and agree as follows:

1. Purchaser (and/or its designated affiliates) agrees to purchase, and Seller agrees to sell, all of Seller’s right, title and interest in and to the parcel or parcels of real property listed on Exhibit A attached hereto, together with any and all improvements thereon and appurtenances thereto (the “Properties”). The aggregate purchase price to be paid by Purchaser to Seller for the Properties is One Hundred Five Million and 00/100 Dollars ($105,000,000) (the “Purchase Price”). The closing of such purchase and sale shall occur contemporaneously with the execution of this Agreement and shall be evidenced by such deeds and other closing documents executed contemporaneously herewith.

2. At closing, Lessee shall lease the Properties from Purchaser (and/or its designated affiliates), as lessor, pursuant to five (5) separate Master Lease Agreements executed contemporaneously herewith, at the rent and pursuant to the terms and conditions contained therein.

3. Seller shall be responsible for the payment of all transaction costs incurred by Seller in connection with this transaction, including the cost of all surveys, environmental reports and other due diligence items provided by Seller to Purchaser; provided, however, that notwithstanding any provision contained in this Agreement, Seller and Purchaser shall each be responsible for the payment of the fees and expenses of their respective legal counsel, accountants and other professional advisers and Purchaser shall be responsible for all out-of-pocket costs and expenses related to any financing, including costs of any loan policies and any appraisals or other due diligence obtained by Purchaser (other than the due diligence provided by Seller).

4. Each of the parties represents and warrants to the other that neither party has dealt with, negotiated through or communicated with any broker in connection with this transaction. Each party shall indemnify, defend and hold harmless the other party from and against any and all claims, loss, costs and expenses, including reasonable attorneys’ fees, resulting from any claims that may be made against the indemnified party by any broker claiming a commission or fee by, through or under such indemnifying party. The parties’ respective obligations under this paragraph 4 shall survive closing.

5. Each party represents and warrants that it has all requisite power to execute, deliver and perform its obligations under this Agreement and that the individual who has executed this Agreement on behalf of Seller or Purchaser, as applicable, is duly authorized to do so. Upon execution by the parties, this Agreement and all other related documents to which each is a party shall constitute the legal, valid and binding obligations of each such party in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, or by general equitable principles.

6. This Agreement shall be governed by, and construed with, the laws of the applicable state or states in which the Properties are located, without giving effect to any state’s conflict of laws principles.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

PURCHASER:

STORE CAPITAL ACQUISITIONS, LLC, a Delaware limited liability company

By:	/s/ Michael J. Zieg

Name:	Michael J. Zieg

Title:	Executive Vice President

SELLER:

O’CHARLEY’S INC., a Tennessee corporation

By:	/s/ R. Jeffrey Williams

Name:	R. Jeffrey Williams

Title:	CFO

O’CHARLEY’S FINANCE COMPANY, INC., a Tennessee corporation

By:	/s/ R. Jeffrey Williams

Name:	R. Jeffrey Williams

Title:	Asst. Sec & Treasurer

O’CHARLEY’S RESTAURANT PROPERTIES, LLC, a Delaware limited liability company

By:	/s/ R. Jeffrey Williams

Name:	R. Jeffrey Williams

Title:	Asst. Sec & Treasurer

EXHIBIT A

PROPERTIES

Pool 1	Store #
	232	Cookeville, TN
	366	Knoxville, TN
	312	Stockbridge, GA
	257	Owensboro, KY
	353	Georgetown, KY
	370	Ft. Oglethorpe, GA
	426	Camby, IN
	386	Harrisonburg, VA
	248	Springdale, OH
	908	Greensboro, NC

Pool 2
	269	Southaven, MS
	259	Conyers, GA
	371	McDonough, GA
	412	Grove City, OH
	393	Simpsonville, SC
	360	Springfield, OH
	368	Murfreesboro, TN
	209	Lexington, KY
	354	Kennesaw, GA
	343	Daphne, AL

Pool 3
	281	Snellville, GA
	300	Morristown, TN
	263	Lebanon, TN
	264	Cumming, GA
	316	Lynchburg, VA
	350	Augusta, GA
	271	Frankfort, KY
	383	Mansfield, OH
	212	Lexington, KY
	317	Panama City, FL

Pool 4
	430	Lake Charles, LA
	236	Clarksville, TN
	355	Corydon, IN
	254	Hattiesburg, MS
	339	Foley, AL
	319	Columbus, OH
	420	Carrollton, GA
	410	Greenfield, IN
	396	Salisbury, NC
	306	Champaign, IL

Pool 5
	274	Dayton, OH
	249	Cleveland, TN
	228	Louisville, KY
	322	Charleston, SC
	400	Fayetteville, GA
	275	Canton, GA
	204	Goodlettsville, TN
	406	Greenwood, IN
	320	Charlotte, NC
	251	Lawrenceville, GA